SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 6, 2004

Date of Report (Date of earliest event reported)

Brighton Investment Holding Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	03-0451485
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

275 Fifth Avenue, New York, New York                    10001

(Address of Principal Executive Offices)                     (Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant

On August 6, 2004 the three shareholders of Brighton, Geng Yannan, Gusheng Zhou and Qiang Liu, sold 270,000 of their 300,000 shares to Michael Curtis for a total of $35,000. As a result, the shareholders of Brighton as of August 6, 2004 are as follows:

SHAREHOLDER	NUMBER OF SHARES OWNED	% OF CLASS
Michael Curtis	225,000	75%
Geng Yanna	25,000	8.3%
Gusheng Zhou	25,000	8.3%
Qiang Liu	25,000	8.3%

Simultaneous with the sale of securities, Brighton’s officer and directors, Geng Yannan, Gusheng Zhou and Monita Mon, resigned, and new officers and directors were appointed:

Michael Curtis – President, Chief Financial Officer and director

Christine Lefebvre- Secretary and director

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

August 12, 2004               Brighton Investment Holding Co., Inc.
By /s/ Michael Curtis

Name: Michael Curtis
Title: President